UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2007

Date of Report (Date of earliest event reported)

 Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

 Washington, United States

(State or other jurisdiction of incorporation or organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste 400, Dallas, TX 75254

(Address of principal executive offices) (Zip code)

214-389-3480

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

(a)        Summary of Change in Accountants

On December 18, 2007, Sonoran Energy, Inc. (the "Company") was informed that Hein & Associates LLP ("Hein") would be resigning from its position as the Company's independent accountants.  The Company's Board of Directors accepted Hein's decision.  The Company has not yet selected a new independent auditor, but will file an 8-K with information regarding the new firm as soon as the firm is located and retained by the Company.

(b)        Resignation of Hein

Hein audited the Company's financial statements for the Company's most recent fiscal year ended April 30, 2007.

During the Company's most recent fiscal year ended April 30, 2007 and the subsequent interim period through December 18, 2007, there were no disagreements with Hein on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference to the subject matter of their disagreement in their report.

During the Company's most recent fiscal year ended April 30, 2007 and the subsequent interim period through December 18, 2007, there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B, promulgated by the Securities and Exchange Commission.

During the Company's most recent fiscal year ended April 30, 2007 and the subsequent interim period through December 18, 2007, there were no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-B, promulgated by the Securities and Exchange Commission, except for the following material weaknesses:

For the year ended April 30, 2007, Hein advised the Audit Committee of the Company of the existence of material weaknesses in internal control relating to (i) review of sensitive calculations prepared by finance staff, (ii) the failure to establish review procedures to detect errors in the calculation of depletion, accrual of certain liabilities and valuation of equity transactions, and (iii) failure to detect errors in the estimation of future net cash flows related to our proved oil and gas reserves.

For the three and six months ended October 31, 2007, Hein reported to the Audit Committee of the Company that internal control deficiencies relating to inadequate review of sensitive calculations and incomplete disclosures in our footnotes to unaudited consolidated interim financial statements constituted a material weakness.

Management believes that it has made significant progress in remedying its material weaknesses.  The problems identified in the April 30, 2007 audit were largely corrected prior to July 31, 2007.  However, an increase in adjustments proposed by Hein during the quarter ending October 31, 2007 indicate that additional improvement is needed.  Additional steps, including the implementation of a new accounting system, adding additional resources to key areas of the financial reporting process, and completion of a high level risk assessment, are planned for the coming quarter.

None of the events, disclosed above, led to a disagreement or difference of opinion between Hein and the Company.

Hein has been authorized to fully respond to any inquiries of the Company's future independent public accounting firm concerning such material weaknesses.

The report of Hein accompanying the audit for the Company's most recent fiscal years ended April 30, 2007 did not contain any adverse opinion or disclaimer or opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Hein with a copy of the above disclosures and Hein has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is attached as Exhibit 16.3 to this Form 8-K.

Item 9.01.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

         Exhibit 16.3 - Letter from Hein dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2007

SONORAN ENERGY, INC.

/s/ Peter Rosenthal

Peter Rosenthal

President and Chief Executive Officer